Spark Energy, Inc. Reports Third Quarter 2014 Financial Results
HOUSTON, November 12, 2014 - Spark Energy, Inc. (NASDAQ: SPKE), a Delaware corporation ("Spark"), today reported financial results for the quarter ended September 30, 2014 and the declaration of its third quarter dividend.
For the third quarter of 2014, net income totaled $0.4 million, Adjusted EBITDA was $(4.4) million, and Retail Gross Margin was $14.6 million. Adjusted EBITDA and Retail Gross Margin, which are financial measures not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), are defined and reconciled to their most directly comparable GAAP financial measures below.
We also announce today that the Board of Directors of Spark declared a quarterly cash dividend for the third quarter of 2014 in the amount of $0.2404 per share of Class A common stock. This dividend represents our targeted quarterly dividend of $0.3625 per share of Class A common stock prorated from date of the closing of our initial public offering on August 1, 2014 to September 30, 2014. This dividend will be paid on December 15, 2014 to holders of record of the Class A common stock as of November 28, 2014.

“During the third quarter, we continued to see strong customer count growth, with an 18% increase in overall customer count, ending the third quarter with over 300,000 customers,” said Nathan Kroeker, Spark Energy, Inc.’s President and Chief Executive Officer. “The third quarter was a transitional quarter for us, having closed on our IPO on August 1, and then shifting our focus from the rapid growth we pursued as a private company to longer term sustainable growth supporting our targeted dividend. Unfortunately, we had several challenges in the third quarter. Most significantly, our recent growth in the Southwest Region gas business has resulted in us falling short of our Adjusted EBITDA expectations. As we proceed into the fourth quarter, we plan on continuing to improve the economics of our Southwest Region gas business and integrating the Discount Power and Town Square Energy customer acquisitions. We continue to see organic growth potential and I’m very excited about the breadth of M&A opportunities as we predicted back at the time of our IPO.”

Highlights for Third Quarter 2014

•	We increased our customer count by 18% through organic marketing efforts during the third quarter.

•	We spent $8.7 million on customer acquisitions during the quarter, generating approximately $30 million in “Customer Lifetime Margin” over the next five years. See “Customer Lifetime Margin” below.

•
We entered into a purchase and sale agreement with Discount Power, Inc. for the purchase of their retail electric customer portfolio in Connecticut consisting of approximately 14,000 customers for a purchase price of $2.4 million. Regulatory approval has been obtained.

•
We entered into purchase and sale agreement with Town Square Energy, LLC for the purchase of approximately 4,100 retail electric customer contracts in Connecticut for a purchase price of $375,000, subject to regulatory approval.

•
Although our Southern California gas market acquisition campaign was extremely successful in terms of customer count, the campaign has faced challenges that have negatively impacted our third quarter results. These impacts include lower than expected consumption and higher than estimated customer attrition and bad debt expense. We have restructured the campaign to improve the economics; however, we anticipate these negative effects to continue for the next several quarters.

•	We have added nearly three times the number of new residential electric customers in New England as we did in 2Q and we’ve seen an 18% increase in small commercial sales margin quarter over quarter.

Summary Third Quarter 2014 Financial Results
For the quarter ended September 30, 2014, Spark reported Adjusted EBITDA of $(4.4) million compared to Adjusted EBITDA of $(1.5) million for the third quarter ended September 30, 2013. This decrease of $2.9 million is primarily attributable to increased customer acquisition costs.
For the third quarter ended September 30, 2014, Spark reported Retail Gross Margin of $14.6 million compared to Retail Gross Margin of $8.6 million for the third quarter ended September 30, 2013. This increase of $6.0 million is primarily attributable to increased unit margins across both of our commodities.
Customer Lifetime Margin
Managing our customer acquisition costs and getting value out of these expenditures is a key driver of financial results. Spark believes that customer acquisition costs should be measured in relation to “Customer Lifetime Margin” derived from such costs. Customer Lifetime Margin is management’s estimate of the future Retail Gross Margin for a customer, or given set of customers, generally over the five year period after customer acquisition.
To calculate this measure we use historical unit margins, attrition rates, and customer usage to value the customers acquired during the period. These historic measures are in line with our targeted margins for these customers. Customer Lifetime Margin does not take into account general and administrative costs and other costs, such as bad debt expense, necessary to realize this margin. Customer Lifetime Margin is presented in notional dollars.
Conference Call and Webcast
Spark will host a conference call to discuss third quarter 2014 results on Thursday, November 13, 2014 at 10:00 AM Central Time (11:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at http://ir.sparkenergy.com/events.cfm. An archived replay of the webcast will be available for twelve months following the live presentation.
About Spark Energy, Inc.
Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 16 states and serves 46 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs, green products, and potential cost savings.
Cautionary Note Concerning Forward-Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These statements can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “projects,” or other similar words. All statements, other than statements of historical fact included in this release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Forward-looking statements appear in a number of places in this release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this release are subject to risks and uncertainties. Important factors which could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	changes in commodity prices,

•	extreme and unpredictable weather conditions,

•	the sufficiency of risk management and hedging policies,

•	customer concentration,

•	federal, state and local regulation,

•	key license retention,

•	increased regulatory scrutiny and compliance costs;

•	our ability to borrow funds and access credit markets

•	restrictions in our debt agreements and collateral requirements,

•	credit risk with respect to suppliers and customers,

•	level of indebtedness,

•	changes in costs to acquire customers,

•	actual customer attrition rates,

•	actual bad debt expense in non-POR markets,

•	changes in actual customer margins from historical estimates

•	accuracy of internal billing systems,

•	competition, and

•	the “Risk Factors” in our prospectus as described below.

You should review the risk factors included in the prospectus relating to our initial public offering that was filed with the Securities and Exchange Commission which could cause our actual results to differ materially from those contained in any forward-looking statement.
All forward-looking statements speak only as of the date of this release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SPARK ENERGY, INC.
CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013
(in thousands)
(unaudited)

	September 30, 2014	December 31, 2013

Assets
Current assets:
Cash and cash equivalents	$2,483	$7,189
Accounts receivable, net of allowance for doubtful accounts	48,963	62,678
Accounts receivable-affiliates	484	6,794
Inventory	9,659	4,322
Fair value of derivative assets	900	8,071
Customer acquisition costs	14,658	4,775
Prepaid assets	1,303	1,032
Deposits	4,123	3,529
Other current assets	6,114	2,901
Total current assets	88,687	101,291
Property and equipment, net	4,437	4,817
Fair value of derivative assets	11	6
Customer acquisition costs	5,736	2,901
Deferred tax assets	22,999	—
Other assets	204	58
Total Assets	$122,074	$109,073
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$33,694	$36,971
Accounts payable-affiliates	851	—
Accrued liabilities	4,349	6,838
Fair value of derivative liabilities	1,601	1,833
Note payable	20,500	27,500
Other current liabilities	1,465	—
Total current liabilities	62,460	73,142
Long-term liabilities:
Fair value of derivative liabilities	74	18
Payable pursuant to tax receivable agreement-affiliates	20,915	—
Other long-term liabilities	107	—
Total liabilities	83,556	73,160
Commitments and contingencies
Stockholders' equity:
Member's equity	—	35,913
Common Stock:
Class A common stock, par value $0.01 per share, 120,000,000 shares authorized, zero issued and outstanding at December 31, 2013 and 3,000,000 issued and outstanding at September 30, 2014	30	—
Class B common stock, par value $0.01 per share, 60,000,000 shares authorized, zero issued and outstanding at December 31, 2013 and 10,750,000 issued and outstanding at September 30, 2014	108	—
Preferred Stock:
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized, zero issued and outstanding at December 31, 2013 and September 30, 2014	—	—
Additional paid-in capital	8,998	—
Retained earnings	1,061	—
Total stockholders' equity	10,197	35,913
Non-controlling interest in Spark HoldCo, LLC	28,321	—
Total equity	38,518	35,913
Total Liabilities and Stockholders' Equity	$122,074	$109,073

SPARK ENERGY, INC.
CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Retail revenues (including retail revenues-affiliates of $0 and $2,460 for the three months ended September 30, 2014 and 2013, respectively, and retail revenues-affiliates of $2,170 and $2,970 for the nine months ended September 30, 2014 and 2013, respectively)	$68,358	$69,882	$238,453	$237,598
Net asset optimization revenues (expenses) (including asset optimization revenues-affiliates of $3,208 and $5,107 for the three months ended September 30, 2014 and 2013, respectively, and $10,341 and $7,872 for the nine months ended September 30, 2014 and 2013, respectively, and asset optimization revenues-affiliates cost of revenues of $6,450 and $3,344 for the three months ended September 30, 2014 and 2013, respectively, and $25,004 and $2,841 for the nine months ended September 30, 2014 and 2013, respectively)	(141)	17	1,681	(2,922)
Total Revenues	68,217	69,899	240,134	234,676
Operating Expenses:
Retail cost of revenues (including retail cost of revenues-affiliates of less than $0.1 million for both the three and nine months ended September 30, 2014 and 2013)	51,863	60,042	192,371	182,441
General and administrative (including general and administrative expense-affiliates of $0.1 million for both the three and nine months ended September 30, 2014)	10,634	7,577	28,494	26,289
Depreciation and amortization	4,113	3,390	10,324	12,704
Total Operating Expenses	66,610	71,009	231,189	221,434
Operating income (loss)	1,607	(1,110)	8,945	13,242
Other (expense)/income:
Interest expense	(615)	(597)	(1,150)	(1,267)
Interest and other income	40	124	111	135
Total other expenses	(575)	(473)	(1,039)	(1,132)
Income (loss) before income tax expense	1,032	(1,583)	7,906	12,110
Income tax expense	613	14	777	42
Net income (loss)	$419	$(1,597)	$7,129	$12,068
Less: Net income attributable to non-controlling interests	(642)	—	6,068	—
Net income (loss) attributable to Spark Energy, Inc. stockholders	$1,061	$(1,597)	$1,061	$12,068
Other comprehensive income (loss):
Deferred gain from cash flow hedges	—	—	—	2,620
Reclassification of deferred gain from cash flow hedges into net income	—	—	—	(84)
Comprehensive income (loss)	419	(1,597)	7,129	14,604

Net income attributable to Spark Energy, Inc. per common share
Basic	$0.35		$0.35
Diluted	$0.03		$0.35

Weighted average commons shares outstanding
Basic	3,000		3,000
Diluted	13,750		3,000

SPARK ENERGY, INC.
CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014
(in thousands)
(unaudited)

	Member's Equity	Issued Shares of Class A Common Stock	Issued Shares of Class B Common Stock	Issued Shares of Preferred Stock	Class A Common Stock	Class B Common Stock	Additional Paid In Capital	Retained Earnings	Total Stockholders Equity	Non-controlling Interest	Total Equity
Balance at 12/31/13:	$35,913	—	—	—	—	—	—	—	—	—	$35,913
Capital contributions from member and liabilities retained by affiliate	54,201	—	—	—	—	—	—	—	—	—	54,201
Distribution to member	(61,607)	—	—	—	—	—	—	—	—	—	(61,607)
Net loss prior to the Offering	(21)	—	—	—	—	—	—	—	—	—	(21)
Balance prior to Corporate Reorganization and the Offering:	28,486	—	—	—	—	—	—	—	—	—	28,486
Reorganization Transaction:
Issuance of Class B common stock	(28,486)	—	10,750	—	—	$108	$28,378	—	$28,486	—	—
Offering Transactions:
Offering costs paid	—	—	—	—	—	—	(2,667)	—	(2,667)	—	(2,667)
Issuance of Class A Common Stock, net of underwriters discount	—	3,000	—	—	$30	—	50,190	—	50,220	—	50,220
Distribution of Offering proceeds and payment of note payable to affiliate	—	—	—	—	—	—	(47,604)	—	(47,604)	—	(47,604)
Initial allocation of non-controlling interest of Spark Energy, Inc. effective on date of Offering	—	—	—	—	—	—	(22,232)	—	(22,232)	$22,232	—
Tax benefit from tax receivable agreement	—	—	—	—	—	—	23,636	—	23,636	—	23,636
Liability due to tax receivable agreement	—	—	—	—	—	—	(20,915)	—	(20,915)	—	(20,915)
Balance at inception of public company (8/1/2014):	—	3,000	10,750	—	30	108	8,786	—	8,924	22,232	31,156
Stock based compensation	—	—	—	—	—	—	212	—	212	—	212
Consolidated net income subsequent to the Offering	—	—	—	—	—	—	—	$1,061	1,061	6,089	7,150
Balance at 9/30/14:	$—	3,000	10,750	$—	$30	$108	$8,998	$1,061	$10,197	$28,321	$38,518

SPARK ENERGY, INC.
CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2014	2013

Cash flows from operating activities:
Net income	$7,129	$12,068
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization expense	10,324	12,704
Deferred income taxes	638	—
Stock based compensation	362	—
Amortization and write off of deferred financing costs	580	501
Allowance for doubtful accounts and bad debt expense	3,973	1,626
(Gain) loss on derivatives, net	(262)	(2,040)
Current period cash settlements on derivatives, net	7,252	1,876
Changes in assets and liabilities:
Decrease in accounts receivable	9,741	23,265
Decrease in accounts receivable-affiliates	6,310	4,998
Increase in inventory	(5,338)	(2,051)
Increase in customer acquisition costs	(20,366)	(3,112)
Increase in prepaid and other current assets	(4,658)	(1,227)
Increase in other assets	(146)	(7)
Decrease in accounts payable and accrued liabilities	(5,890)	(14,309)
Increase in accounts payable-affiliates	851	—
Decrease in other liabilities	1,465	(517)
Net cash provided by operating activities	11,965	33,775
Cash flows from investing activities:
Purchases of property and equipment	(2,214)	(986)
Net cash used in investing activities	(2,214)	(986)
Cash flows from financing activities:
Borrowings on notes payable	60,280	44,500
Payments on notes payable	(38,280)	(43,500)
Member contributions	25,201	—
Member distributions	(61,607)	(38,055)
Proceeds from issuance of Class A common stock	50,220	—
Distributions of proceeds from Offering to affiliate	(47,554)	—
Payment of Note Payable to NuDevco	(50)	—
Offering costs	(2,667)	—
Net cash used in financing activities	(14,457)	(37,055)
Decreases in cash and cash equivalents	(4,706)	(4,266)
Cash and cash equivalents—beginning of period	7,189	6,558
Cash and cash equivalents—end of period	$2,483	$2,292
Supplemental Disclosure of Cash Flow Information:
Non cash items:
Issuance of Class B common stock	$28,486	$—
Liabilities retained by affiliate	29,000	—
Liability due to tax receivable agreement	23,636	—
Tax benefit from tax receivable agreement	20,915	—
Initial allocation of non-controlling interest	22,232	—
Property and equipment purchase accrual	81	—
Cash paid during the period for:
Interest	$484	$1,500
Taxes	$150	$195

SPARK ENERGY, INC.
OPERATING SEGMENT RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(in millions, except per unit operating data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

	(in millions, except per unit operating data)
Retail Natural Gas Segment
Total Revenues	$16.5	$12.9	$102.2	$83.3
Retail Cost of Revenues	10.2	7.9	77.4	58.3
Less: Net Asset Optimization Revenues	(0.1)	—	1.7	(2.9)
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	(1.5)	0.8	(2.6)	(2.4)
Retail Gross Margin—Gas	7.9	4.2	25.7	30.3
Retail Gross Margin—Gas per MMBtu	$4.41	$2.11	$2.36	$2.59
Retail Electricity Segment
Total Revenues	$51.7	$57.0	$138.0	$151.4
Retail Cost of Revenues	41.6	52.2	115.0	124.1
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	3.3	0.4	(1.5)	0.2
Retail Gross Margin—Electricity	6.8	4.4	24.5	27.1
Retail Gross Margin—Electricity per MWh	$15.12	$8.43	$20.41	$18.66

Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense and (v) other non-cash operating items. EBITDA is defined as net income before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the year in which they are incurred, even though we capitalize such costs and amortize them over 24 months in accordance with our accounting policies. The deduction of current period customer acquisition costs is consistent with how we manage our business, but the comparability of Adjusted EBITDA between periods may be affected by varying levels of customer acquisition costs. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. Although we have not historically incurred non-cash compensation expense, we expect that we will incur non-cash compensation expense for reporting periods subsequent to our initial public offering as a result of equity awards that are issued under our long-term incentive plan.

We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of a company’s ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our combined financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following, among other measures:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends; and

•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt.

The GAAP measures most directly comparable to Adjusted EBITDA are net income and net cash provided by operating activities. Our non-GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net income or net cash provided by operating activities. Adjusted EBITDA is not a presentation made in accordance with GAAP and has important limitations as an analytical tool. You should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net income and net cash provided by operating activities, and is defined differently by different companies in our industry, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA as an analytical tool by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.
The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for the periods indicated.

APPENDIX TABLES A-1 AND A-2
ADJUSTED EBITDA RECONCILIATION
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net Income (Loss)	$419	$(1,597)	$7,129	$12,068
Depreciation and amortization	4,113	3,390	10,324	12,704
Interest Expense	615	597	1,150	1,267
Income Tax Expense	613	14	777	42
EBITDA	5,760	2,404	19,380	26,081
Less:
Net, Gains (losses) on derivative instruments	(1,178)	2,682	262	2,040
Net, Cash settlements on derivative instruments	3,004	(1,066)	(7,252)	(1,876)
Customer acquisition costs	8,698	2,246	20,366	3,112
Plus:
Non-cash compensation expense	$362	$—	$362	$—
Adjusted EBITDA	$(4,402)	$(1,458)	$6,366	$22,805

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Reconciliation of Adjusted EBITDA to net cash provided by (used in) operating activities:
Net cash provided by (used in) operating activities	$(13,693)	$(3,794)	$11,965	$33,775
Amortization and write off of deferred financing costs	(355)	(270)	(580)	(501)
Allowance for doubtful accounts and bad debt expense	(1,946)	(540)	(3,973)	(1,626)
Interest expense	615	597	1,150	1,267
Income tax expense	613	14	777	42
Changes in operating working capital
Accounts receivable, prepaids, current assets	2,505	(12,064)	(11,393)	(27,036)
Inventory	5,649	2,854	5,338	2,051
Accounts payable and accrued liabilities	1,277	11,647	5,039	14,309
Other	933	98	(1,957)	524
Adjusted EBITDA	$(4,402)	$(1,458)	$6,366	$22,805

Retail Gross Margin
We define “Retail Gross Margin” as operating income plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (i) net asset optimization revenues, (ii) net gains (losses) on derivative instruments, and (iii) net current period cash settlements on derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity business by removing the impacts of our asset optimization activities and net non-cash income (loss) impact of our economic hedging activities. As an indicator of our retail energy business’ operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income, as determined in accordance with GAAP.
The following table presents a reconciliation of Retail Gross Margin to operating income (loss) for each of the periods indicated.

APPENDIX TABLE A-3
RETAIL GROSS MARGIN RECONCILIATION
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Reconciliation of Retail Gross Margin to Operating Income (Loss):
Operating Income (loss)	$1,607	$(1,110)	$8,945	$13,242
Depreciation and amortization	4,113	3,390	10,324	12,704
General and administrative	10,634	7,577	28,494	26,289
Less:
Net asset optimization revenue	(141)	17	1,681	(2,922)
Net, Gains (losses) on derivative instruments	(1,163)	1,787	5,847	(401)
Net, Cash settlements on derivative instruments	3,039	(539)	(9,959)	(1,843)
Retail Gross Margin	$14,619	$8,592	$50,194	$57,401

Contact: Spark Energy, Inc.
Investors:
Andy Davis, 832-200-3727

Media:
Jenn Korell, 281-833-4151